Exhibit 10.1

LIMITED WAIVER

TO

LOAN AND SECURITY AGREEMENT

This LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “Limited Waiver”) is entered into this      1st      day of February, 2011, by and between OPENWAVE SYSTEMS INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of January 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower is currently in default of the Loan Agreement for failing to comply with the covenant set forth in Section 6.7(b) (Minimum EBITDA) thereto for the fiscal quarter ending on December 31, 2010 (the “Existing Default”).

D. Borrower desires that Bank waive the Existing Default upon the terms and conditions more fully set forth herein. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Limited Waiver, Bank is willing to provide the limited waiver specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Limited Waiver to Loan Agreement. Bank hereby agrees, subject to the terms and conditions of Sections 3 and 5 hereof, to waive the Existing Default, including without limitation, enforcement of its remedies with respect to any such Existing Default.

2. Limitation of Limited Waiver.

2.1. The limited waiver set forth in Section 1, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or other modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

2.2. This Limited Waiver shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3. Representations and Warranties. To induce Bank to enter into this Limited Waiver, Borrower hereby represents and warrants to Bank as follows:

3.1. Immediately after giving effect to this Limited Waiver (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (which has not been waived) has occurred and is continuing;

3.2. Borrower has the power and authority to execute and deliver this Limited Waiver and to perform its obligations under the Loan Agreement;

3.3. The organizational documents of Borrower remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

3.4. The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of the obligations under the Loan Agreement have been duly authorized;

3.5. The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of the obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6. The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of the obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

3.7. This Limited Waiver has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. Counterparts. This Limited Waiver may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5. Effectiveness. This Limited Waiver shall be deemed effective upon (a) the due execution and delivery of this Limited Waiver by each party hereto and delivery of same to Bank, and (b) payment by Borrower of a waiver fee in the amount of $1,000 and all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed and delivered as of the date first written above.

OPENWAVE SYSTEMS INC.,
a Delaware corporation

By:	/s/ Anne Brennan
Name: Anne Brennan
Title: Chief Financial Officer

SILICON VALLEY BANK,
a California banking corporation

By:	/s/ Justin Mauch
Name: Justin Mauch Title: Relationship Manager